UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

GREAT AJAX CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-36844	46-5211870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

799 Broadway New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 850-7770

13190 SW 68th Parkway
Suite 110
Tigard, OR 97223

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AJX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 11, 2024, Great Ajax Corp. (the “Company”) closed its previously announced strategic transaction (the “Transaction”) with Rithm Capital Corp. (together with its subsidiaries, “Rithm”). As previously announced, the Company received stockholder approval for the Transaction in May 2024. The following summarizes the agreements entered into in connection with the closing of the Transaction.

Entry into Termination and Release Agreement and Management Agreement

On June 11, 2024, the Company entered into a termination and release agreement (“Termination and Release Agreement”) with its external manager, Thetis Asset Management LLC (the “Manager”), in accordance with the previously announced termination notice issued to the Manager on February 26, 2024. The Company issued 3,174,645 shares of its common stock, $0.01 par value per share, to the Manager in connection with the termination.

On June 11, 2024, the Company entered into a management agreement (“Management Agreement”) with RCM GA Manager LLC, an affiliate of Rithm (“RCM GA”), in the form previously agreed upon with RCM GA and filed with the Company’s Current Report on Form 8-K dated February 26, 2024.

The foregoing descriptions of the Termination and Release Agreement and the Management Agreement are qualified in their entirety by reference to the complete terms and conditions of each agreement, respectively, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

•	Appointment of Chief Executive Officer. On June 11, 2024, in connection with the closing of the Transaction, Lawrence A. Mendelsohn resigned from his position as Chief Executive Officer of the Company, and the Company appointed Michael Nierenberg to serve as its Chief Executive Officer. Mr. Nierenberg will serve as the Company’s “principal executive officer” for Securities and Exchange Commission (“SEC”) reporting purposes. For further information with respect to Mr. Nierenberg’s business experience and background, please refer to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2024, under the heading “Proposal 3 – Election of Directors Proposal,” which is incorporated by reference herein.

•	Reconstitution of the Board of Directors and Board Committees. Following the closing of the Transaction, our board of directors (the “Board”) was reconstituted as a five-member board, comprised of:

o	(i) two directors, Paul Friedman and Mary Haggerty, that were existing directors of the Company prior to the Transaction;
o	(ii) one member, Daniel Hoffman, that is a newly elected independent director of the Company;
o	(iii) one member, Michael Nierenberg, that was nominated by Rithm; and
o	(iv) one temporarily vacant directorship, which will be filled by an independent director.

Paul Friedman, Mary Haggerty and Daniel Hoffman have been appointed to serve on the Audit Committee of the Board. Paul Friedman and Daniel Hoffman have been appointed to serve on the Compensation Committee of the Board. Daniel Hoffman and Mary Haggerty have been appointed to serve on the Nominating and Corporate Governance Committee of the Board. For further information with respect to Mr. Friedman, Ms. Haggerty, Mr. Hoffman and Mr. Nierenberg, please refer to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2024, under the heading “Proposal 3 – Election of Directors Proposal,” which is incorporated by reference herein.

•	Resignation of Chief Financial Officer and Entry into Consulting Agreement. In connection with the closing of the Transaction, Mary B. Doyle resigned from her position as Chief Financial Officer of the Company. Ms. Doyle will continue to be designated as the Company’s “principal financial officer” and “principal accounting officer” for purposes of the Company’s financial statements and periodic reports and other filings with the SEC through a consulting arrangement with RCM GA.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Exhibit Title

10.1	Termination and Release Agreement, dated June 11, 2024, by and among the Company, Great Ajax Operating Partnership L.P. and Thetis Asset Management LLC.
10.2*	Management Agreement, dated June 11, 2024, by and among the Company, Great Ajax Operating Partnership L.P. and RCM GA Manager LLC.
104	Cover page interactive data file (formatted in inline XBRL)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT AJAX CORP.

By:	/s/ Michael Nierenberg
Name: Michael Nierenberg
Title: Chief Executive Officer

Date: June 11, 2024